UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

March 14, 2018
Date of Report (Date of earliest event reported)

__________________
THE RUBICON PROJECT, INC.
(Exact name of registrant as specified in its charter)
 __________________

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12181 Bluff Creek Drive, 4th Floor
Los Angeles, CA 90094
(Address of principal executive offices, including zip code)

(310) 207-0272
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On March 14, 2018, The Rubicon Project, Inc., or the Company, issued a press release announcing financial results for its fiscal quarter and year ended December 31, 2017. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.
On March 14, 2018, the Company announced a headcount reduction of approximately 50 staff, which follows headcount reductions of approximately 25 staff earlier in the quarter.  These actions result in one-time severance costs of approximately $3.0 million ($2.2 million of which relate to the action announced today), which will be recognized primarily in the first quarter.  The Company has also canceled backfill for certain positions vacated by resignations, bringing the total headcount reduction in the first quarter to approximately 100 persons, or 19% of its workforce.  These actions include reductions in administrative staff to bring the Company’s general and administrative operations into better alignment with the current size of the business as well as in sales and technical personnel as a result of offshoring certain development functions, organizational delayering and restructuring, and reducing investment in unprofitable projects. These headcount actions have reduced staff levels from 514 at December 31, 2017 to approximately 415 at March 14, 2018. Net of severance expenses, the workforce reductions undertaken in the first quarter, combined with other non-headcount related operating expense control initiatives, are expected to offset operating expenses in 2018 by approximately $15.0 million. On an annualized basis, the headcount reductions and other operating expense cost-control measures undertaken in the first quarter are expected to reduce future cash expenses by approximately $24.0 million. The Company also continues to pursue increased automation and efficiency across all aspects of the company, including its technology stack, and estimates that its capital expenditures in 2018 will be less than half of the $40 million in capital expenditures incurred in 2017.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

Exhibit Number	Description
99.1	Press release dated March 14, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date:	March 14, 2018	By:	/s/ David Day
David Day
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated March 14, 2018